(m)(1)(i)

AMENDED SCHEDULE A

with respect to

THIRD AMENDED AND RESTATED PLAN OF DISTRIBUTION PURSUANT TO

RULE 12B-1

OF

VOYA PARTNERS, INC.

ADVISER CLASS SHARES

Portfolios

Voya Global Bond Portfolio

Voya Index Solution 2020 Portfolio

Voya Index Solution 2025 Portfolio

Voya Index Solution 2030 Portfolio

Voya Index Solution 2035 Portfolio

Voya Index Solution 2040 Portfolio

Voya Index Solution 2045 Portfolio

Voya Index Solution 2050 Portfolio

Voya Index Solution 2055 Portfolio

Voya Index Solution 2060 Portfolio

Voya Index Solution 2065 Portfolio

Voya Index Solution Income Portfolio

Voya International High Dividend Low Volatility Portfolio

Voya Solution 2020 Portfolio

Voya Solution 2025 Portfolio

Voya Solution 2030 Portfolio

Voya Solution 2035 Portfolio

Voya Solution 2040 Portfolio

Voya Solution 2045 Portfolio

Voya Solution 2050 Portfolio

Voya Solution 2055 Portfolio

Voya Solution 2060 Portfolio

Voya Solution 2065 Portfolio

Voya Solution Aggressive Portfolio

Voya Solution Balanced Portfolio

Voya Solution Conservative Portfolio

Voya Solution Income Portfolio

Voya Solution Moderately Aggressive Portfolio

Voya Solution Moderately Conservative Portfolio

VY® American Century Small-Mid Cap Value Portfolio

VY® Baron Growth Portfolio

Portfolios (continued)

VY® Columbia Contrarian Core Portfolio

VY® Columbia Small Cap Value II Portfolio

VY® Invesco Comstock Portfolio

VY® Invesco Equity and Income Portfolio

VY® Invesco Oppenheimer Global Portfolio

VY® JPMorgan Mid Cap Value Portfolio

VY® T. Rowe Price Diversified Mid Cap Growth Portfolio

VY® T. Rowe Price Growth Equity Portfolio

Last Approved: November 21, 2019

Last Amended: May 1, 2020 to reflect the addition of Voya Index Solution 2065 Portfolio and Voya Solution 2065 Portfolio.

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